CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective the 10th day of March, 2011 by and between COMPLETE ADVISORY PARTNERS, LLC (the “Consultant”), a Michigan limited liability company having its principal offices at 45670 Warwick Drive, Macomb, MI 48044 and ROYAL MINES AND MINERALS CORP. (the “Client”), a Nevada corporation having its principal offices at 2580 Anthem Village Drive, Suite 112, Henderson, NV 89052.

WHEREAS:,

A.       Consultant is in the business of providing market awareness and public relations services;

B.       The Client wishes to retain Consultant to market awareness and public relations services; and

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Consulting Services. The client hereby retains the Consultant to provide market awareness and public relations services.

The services of the Consultant shall not be Exclusive nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.       Independent Contractor. The Consultant agrees to perform its consulting duties hereto as an independent contractor.

3.       Services. All services to be performed by the Consultant under this Agreement shall be in accordance with all applicable securities and other laws. In performing its services under this Agreement, the Consultant will not make use of spam e-mails or spam faxes or any other improper or manipulative promotional methods or activities and shall not engage any subcontractor involved in such activities.

4.       Written Approval. All information distributed or published by the Consultant under this Agreement shall be approved in writing by the Client prior to its distribution or publication.

5.       Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be required. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined at the sole discretion of the Consultant.

6.       Term of Agreement. The term of this Agreement shall be three (3) months, commencing on the date of this Agreement, subject to prior termination as hereinafter provided.

7.       Compensation. In providing the foregoing services, the Consultant shall be responsible for all costs incurred. The Client shall issue to the Consultant the following securities (the “Securities”) upon signing of this Agreement in consideration of its agreement to provide the services:

(a)	Three hundred fifteen thousand (315,000) shares (the “Shares”) of the Client’s common stock; and

(b)	Warrants to purchase an additional 315,000 Shares (the “Warrant Shares”) exercisable at a price of $0.10 per share for a period expiring one (1) year from the date of issuance.

The Consultant acknowledges and agrees that all certificates representing the Shares, the Warrants, and the Warrant Shares, will be “restricted securities”, as contemplated under the Securities Act of 1933 (the “Securities Act”), and will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE SECURITIES ACT OR ARE EXEMPT FROM SUCH REGISTRATION.”

8.       Consultant Representations and Warranties. The Consultant represents that the Consultant is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Consultant represents that it is acquiring the Securities for its own account for investment purposes only and not with a view towards resale. The Consultant further represents that it has access to all necessary information to make its investment decision and has experience in investment in speculative securities.

9.       Client’s Representations. The Client represents that it is in compliance with all applicable Securities and Exchange Commission reporting and accounting requirements. The Client further represents that it has not been and is not the subject of any enforcement proceeding or injunction by the Securities and Exchange Commission or any state securities agency.

10.      Termination.

(a)	The Consultant’s relationship with the Client hereunder will terminate on June 10, 2011.

(b)	This Agreement may be terminated by the Client without notice to the Consultant if the Consultant is in default hereunder.

(c)

The Consultant and the Client shall have the right and discretion to terminate this Agreement should the other party in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(d)

In the event of any termination hereunder all Securities paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except the Consultant will continue to comply with the provisions of section 11 hereof.

11.      Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

12.      Conflict of Interest. The Consultant shall be free to perform services for other persons. The Consultant will notify the Client of its performance of Consultant services for any other person, which could conflict with its obligations under the Agreement. Upon receiving such notice, the Client may terminate this Agreement or consent to the Consultant’s outside consulting activities; failure to terminate, this Agreement within seven (7) business days of receipt of written notice of conflict shall constitute the Client’s ongoing consent to the Consultant’s outside consulting services.

13.      Disclaimer of Responsibility for Act of the Client. In no event shall the Consultant be required by this Agreement to represent or make management decisions for the Client. The Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

14.      Indemnification.

(a)

The Client shall protect, defend, indemnify and hold the Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non- fulfillment or breach of any representation, warranty, covenant or Agreement made by the Client herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(b)

The Consultant shall protect, defend, indemnify and hold the Client and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non- fulfillment or breach of any representation, warranty, covenant or Agreement made by the Consultant herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation of state or federal securities laws.

15.      Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

16.      Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

17.      Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

18.      Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

19.      Entire Agreement. This Agreement constitutes and embodies the entire understanding and Agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

20.      Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

21.      Binding Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in Clark County, Nevada.

22.      Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

COMPLETE ADVISORY PARTNERS, LLC	ROYAL MINES AND MINERALS CORP.
by its authorized signatory:	by its authorized signatory:

/s/ Hank Zemla	/s/ Jason S. Mitchell
Hank Zemla, President	Jason S. Mitchell, CFO and Treasurer